EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                FOR THE THREE MONTHS ENDED   FOR THE SIX MONTHS ENDED
                                                                       SEPTEMBER 30,              SEPTEMBER 30,
                                                                 ------------------------    ------------------------
                                                                    1997          1996          1997          1996
                                                                 ----------    ----------    ----------    ----------
Net income (in thousands)                                        $      244    $       74    $      509    $      328
                                                                 ==========    ==========    ==========    ==========

Weighted average shares outstanding *                             1,393,447     1,429,506     1,405,861     1,448,551
Common stock equivalents due to the dilutive effect of
    stock options under the treasury stock method                    39,823         8,369        35,841         6,284
                                                                 ----------    ----------    ----------    ----------
  Weighted average shares outstanding and
    common stock equivalents                                      1,433,270     1,437,875     1,441,702     1,454,835

Primary earnings per share                                       $     0.17    $     0.05    $     0.35    $     0.23
                                                                 ==========    ==========    ==========    ==========

Weighted average shares outstanding and
   common stock equivalents (above)                               1,433,270     1,437,875     1,441,702     1,454,835
Additional dilutive common stock equivalents using period end
   market value versus average market value for the period            5,841           136         9,823         2,221
                                                                 ----------    ----------    ----------    ----------

Fully diluted weighted average shares and
  common stock equivalents                                        1,439,111     1,438,011     1,451,525     1,457,056

Fully diluted earnings per share                                 $     0.17    $     0.05    $     0.35    $     0.23
                                                                 ==========    ==========    ==========    ==========

* Includes only the portion of ESOP shares committed to be released to participants.